Exhibit 99.1

102 Duffy Avenue, Hicksville, NY 11801 ● Phone: (516) 683-4420 ● flagstar.com

NEWS RELEASE	Investor Contact:

FOR IMMEDIATE RELEASE	Salvatore J. DiMartino (516) 683-4286

Media Contact:

Steven Bodakowski (248) 312-5872

NEW YORK COMMUNITY BANCORP, INC. ANNOUNCES PRELIMINARY RESULTS OF

ANNUAL SHAREHOLDERS MEETING

KEY PROPOSALS PASS WITH STRONG MAJORITY

HICKSVILLE, N.Y., June 5, 2024 – New York Community Bancorp, Inc. (NYSE: NYCB) (the “Company”), the parent company of Flagstar Bank, N.A. (the “Bank”) has announced that preliminary results from the Annual Shareholders Meeting held earlier today have indicated the following directors were elected to three-year terms:

•	Milton Berlinski, Co-founder and Managing Partner of Reverence Capital

•	Alan Frank, Retired audit partner from Deloitte & Touche

•	Jennifer R. Whip, Principal with Cambridge One

Preliminary results also indicated that the Company’s shareholders ratified and/or approved the following:

•	The appointment of KPMG, LLP as the Company’s independent external audit firm for 2024.

•	By a non-binding advisory vote, the Company’s executive compensation.

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The amendment to the Amended and Restated Certificate of Incorporation of the Company (the “COI”) to increase (a) the total number of shares of stock of all classes that the Company has authority to issue from 905,000,000 to 2,005,000,000 and (b) the number of authorized shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) that the Company has authority to issue from 900,000,000 to 2,000,000,000.

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The amendment to the COI to effect a reverse stock split of the Common Stock by a ratio of 1-3, and a corresponding reduction in the total number of shares of Common Stock that the Company is authorized to issue under the COI.

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The waiver of application of Article Fourth, Section C, Clauses 1 and 4 of the COI with respect to affiliates of funds managed by Liberty 77 Capital L.P. (the “Liberty Investors”) and affiliates of funds managed by Reverence Capital Partners, L.P. (the “Reverence Investors”), but not any other shareholders of the Company, which provision prohibits any person who beneficially owns, directly or indirectly, more than 10% of the then-outstanding shares of Common Stock from voting any such shares in excess of such 10% threshold.

•	The issuance of shares of Common Stock in connection with the March 2024 capital raise.

•	The Company’s 2020 Omnibus Incentive Plan.

“I am pleased with the preliminary results from our annual meeting today which indicate overwhelming shareholder support for the key proposals presented for a vote, as each was approved by a strong majority” commented Joseph Otting, President and Chief Executive Officer. “We believe the preliminary results of today’s vote reflects shareholder confidence in management’s ability to successfully execute on its strategic plan and enhance shareholder value.”

The Company expects to file a Form 8-K with final voting results within four business days.

About New York Community Bancorp, Inc.

New York Community Bancorp, Inc. is the parent company of Flagstar Bank, N.A., one of the largest regional banks in the country. The Company is headquartered in Hicksville, New York. At March 31, 2024, the Company had $112.9 billion of assets, $83.3 billion of loans, deposits of $74.9 billion, and total stockholders’ equity of $8.4 billion.

Flagstar Bank, N.A. operates 419 branches, including strong footholds in the Northeast and Midwest and exposure to high-growth markets in the Southeast and West Coast. Flagstar Mortgage operates nationally through a wholesale network of approximately 3,000 third-party mortgage originators. In addition, the Bank has approximately 100 private banking teams located in over ten cities in the metropolitan New York City region and on the West Coast, which serve the needs of high-net worth individuals and their businesses.

New York Community Bancorp, Inc. has market-leading positions in several national businesses, including multi-family lending, mortgage origination and servicing, and warehouse lending. Flagstar Mortgage is the seventh largest bank originator of residential mortgages for the 12-months ending March 31, 2024, and the industry’s fifth largest sub-servicer of residential mortgage loans nationwide, servicing 1.4 million accounts with $367 billion in unpaid principal balances.

Cautionary Note Regarding Forward-Looking Statements

The foregoing disclosures may include forward-looking statements within the meaning of the federal securities laws by the Company pertaining to such matters as our goals, intentions, and expectations regarding (a) revenues, earnings, loan production, asset quality, liquidity position, capital levels, risk analysis, divestitures, acquisitions, and other material transactions, among other matters; (b) the ability of the Bank to complete the proposed transaction in a timely manner, or at all; (c) the future costs and benefits of the actions we may take; (d) our assessments of credit risk and probable losses on loans and associated allowances and reserves; (e) our assessments of interest rate and other market risks; (f) our ability to execute on our strategic plan, including the sufficiency of our internal resources, procedures and systems; (g) our ability to attract and retain key personnel; (h) our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, and our ability to fully and timely implement the risk management programs institutions greater than $100 billion is assets must maintain; (i) matters to be presented to, voted on and approved by the Company’s stockholders; (j) the conversion or exchange of shares of the Company’s preferred stock; and (k) the payment of dividends on shares of the Company’s capital stock, including adjustments to the amount of dividends payable on shares of the Company’s Series B preferred stock.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to, among others, the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities, credit and financial markets; changes in interest rates; the inability of the Bank and JPMC to execute the definitive documentation contemplated by the commitment letter or satisfy customary closing conditions; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios, including associated allowances and reserves; changes in future allowance for credit losses requirements under relevant accounting and regulatory requirements; the ability to pay future dividends; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; changes in our strategic plan, including changes in our internal resources, procedures and systems, and our ability to successfully implement such plan; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K/A for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this Amendment, during investor presentations, or in our other SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.